UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      September 22, 2014

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Lew Frankfort, the Executive Chairman and a member of the Board of Directors (the “Board”) of Coach, Inc. (the “Company”) and Michael Murphy, a member of the Board, each advised the Company on September 23, 2014 and September 22, 2014, respectively, that he would not stand for re-election to the Board at the Company’s annual meeting of stockholders scheduled to be held on November 6, 2014 (the “Annual Meeting”). Messrs. Frankfort and Murphy have indicated that it is the intention of each to continue to serve as a member of the Board until the Annual Meeting.

Mr. Frankfort has indicated that he intends to retire from the Company following the Annual Meeting, at which time the Company intends to bestow on him the honorary title of Chairman Emeritus.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Text of press release, dated September 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 25, 2014

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel & Secretary

EXHIBIT INDEX

99.1	Text of press release, dated September 25, 2014